UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported ) April 3, 2007

Masco Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	1-5794	38-1794485

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

21001 Van Born Road, Taylor, Michigan	48180

(Address of Principal Executive Offices)	(Zip Code)
(313) 274-7400
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Agreement dated as of April 3, 2007
Press Release dated April 9, 2007

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          The Company’s Board of Directors, through its Organization and Compensation Committee, actively engages in succession planning for the Company’s senior management. As part of that process, the Committee has discussed with Richard A. Manoogian, the Company’s Chairman and Chief Executive Officer, and Alan H. Barry, the Company’s President and Chief Operating Officer, their future intentions with respect to the Company. Mr. Barry has indicated his desire, if compatible with the needs of the Company, to step down as President when he reaches the Company’s normal retirement age of 65 in early 2008. Mr. Manoogian has expressed his willingness and intention to remain actively involved in the management of the Company’s businesses but his desire, if feasible, to transition from his role as Chief Executive Officer during 2007. As a result of these discussions, Mr. Manoogian has agreed to continue to serve on a full time basis, at the pleasure of the Board, as Executive Chairman or in a similar senior executive role, upon mutually acceptable compensatory arrangements, through 2012, with the expectation that his position as Chief Executive Officer would be transitioned during 2007 to Mr. Timothy Wadhams, the Company’s Senior Vice President and Chief Financial Officer. It is anticipated that Mr. Wadhams will assume full responsibilities of his new position in July. In exchange for Mr. Manoogian’s commitment to remain with the Company in one of the capacities described above, the Company has agreed to continue to make available to him the personal financial, tax, accounting and administrative assistance comparable to the services currently provided (and described under “Certain Relationships and Related Transactions — Other Related Party Transactions” in the Company’s Proxy Statement) and for which Mr. Manoogian would continue to reimburse the Company for its incremental cost. In addition to receiving these reimbursed services and the personal use of comparable office space to what is currently provided, Mr. Manoogian will continue under this agreement, on the same basis as currently exists, to have access to usage of the Company’s aircraft and corporate automobile and driver as long as he continues as Executive Chairman or in a similar senior executive role or Chairman of the Board of Directors but thereafter, only upon reimbursement to the Company of the incremental cost of such usage. The agreement between Mr. Manoogian and the Company is attached hereto as Exhibit 10 and is incorporated herein by reference.
     Mr. Wadhams, age 58, has been employed as the Company’s Chief Financial Officer since October 2001.
Item 7.01. Regulation FD Disclosure.
     Attached as Exhibit 99 and incorporated herein by reference is a copy of the press release dated April 9, 2007 relating to the corporate leadership transition.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
     10 Agreement dated as of April 3, 2007 between Richard A. Manoogian and Masco Corporation.
     99 Press release dated April 9, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION
By:	/s/ John R. Leekley
	Name:	John R. Leekley
	Title:	Senior Vice President and General Counsel

April 9, 2007

EXHIBIT INDEX
     10 Agreement dated as of April 3, 2007 between Richard A. Manoogian and Masco Corporation.
     99 Press release dated April 9, 2007.